EXHIBIT 99.1

  ElkCorp Announces Improved Outlook for its Second Fiscal Quarter;
    Company Expects an Improvement of At Least 33 Percent Over its
                      Previous Quarterly Guidance

    DALLAS--(BUSINESS WIRE)--Dec. 22, 2004--ElkCorp (NYSE:ELK) announced today it expects earnings for its second fiscal quarter, ending Dec. 31, 2004, to exceed the current guidance of $0.44 to $0.46 per diluted share by at least $0.15 per diluted share, bringing expectations to approximately $0.60 per diluted share or more for the quarter. The increased earnings expectations for the second quarter are primarily due to improved pricing and increased volume for roofing products across the majority of its markets, particularly in the Southeastern region, as well as improved productivity at all plants, assisting the Company in offsetting increasing transportation expenses and continued high asphalt costs.
    "Since issuing guidance in October, we have seen demand in the Southeast pick up more rapidly than we had anticipated and have seen pricing for our products strengthen in the majority of our markets throughout the country," commented Thomas Karol, chairman and chief executive officer of ElkCorp. "Additionally, the improvements in productivity we continue to make at all of our plants have assisted us in better servicing the storm affected areas, including the successful ramp-up of our new Tuscaloosa facility that continues to exceed our original expectations."
    ElkCorp will release the results for its second fiscal quarter, following the close of market on Jan. 20, 2005. The company will also host a conference call to further discuss its earnings and operations for the quarter as well as its expectations for fiscal year 2005 at 11:00 a.m. Eastern Time on Jan. 21, 2005.

    About ElkCorp

    ElkCorp, through its subsidiaries, manufactures Elk brand premium roofing and building products (over 90% of consolidated sales) and provides technologically advanced products and services to other industries. Each of ElkCorp's principal operating subsidiaries is a leader within its particular market. Its common stock is listed on the New York Stock Exchange (ticker symbol: ELK). See www.elkcorp.com for more information.

    Safe Harbor Provisions

    In accordance with the safe harbor provisions of the securities law regarding forward-looking statements, in addition to the historical information contained herein, the above discussion contains forward-looking statements that involve risks and uncertainties. The statements that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements usually are accompanied by words such as "optimistic," "outlook," "believe," "estimate," "potential," "project," "expect," "anticipate," "plan," "predict," "could," "should," "may," "likely," or similar words that convey the uncertainty of future events or outcomes. These statements are based on judgments the company believes are reasonable; however, ElkCorp's actual results could differ materially from those discussed here. Factors that could cause or contribute to such differences could include, but are not limited to, changes in demand, prices, raw material costs, transportation costs, changes in economic conditions of the various markets the company serves, changes in the amount and severity of inclement weather, acts of God, war or terrorism, as well as the other risks detailed herein, and in the company's reports filed with the Securities and Exchange Commission, including but not limited to, its Form 10-K for the fiscal year ending June 30, 2004, and subsequent Forms 8-K and 10-Q.
    At ElkCorp's sole discretion, it may publicly disclose its estimates, projections or other guidance relating to the company's future earnings, performance or operations. If and when provided, such guidance constitutes forward-looking statements as described above and will speak only as of the date made. ElkCorp undertakes no obligation to update any guidance.

    CONTACT: ElkCorp
             Stephanie Elwood, 972-851-0472